INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN NUVEEN FUND ADVISORS, LLC AND

NUVEEN ASSET MANAGEMENT, LLC

NUVEEN MULTISTATE TRUST II

AMENDED AS OF OCTOBER 4, 2016

Schedule A

Fund	Effective Date	Period End	Compensation Percentage
Nuveen California Municipal Bond Fund	October 1, 2014	August 1, 2017	45.4545%
Nuveen California High Yield Municipal Bond Fund	October 1, 2014	August 1, 2017	58.3333%
Nuveen California Intermediate Municipal Bond Fund	October 19, 2016	August 1, 2018	45.4545%
Nuveen Connecticut Municipal Bond Fund	October 1, 2014	August 1, 2017	45.4545%
Nuveen Massachusetts Municipal Bond Fund	October 1, 2014	August 1, 2017	45.4545%
Nuveen New Jersey Municipal Bond Fund	October 1, 2014	August 1, 2017	45.4545%
Nuveen New York Municipal Bond Fund	October 1, 2014	August 1, 2017	45.4545%

[SIGNATURE PAGE FOLLOWS]

Dated: October 4, 2016

NUVEEN FUND ADVISORS, LLC

	BY:	/s/ Gifford R. Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

	BY:	/s/ Kevin J. McCarthy
Executive Vice President

ATTEST:

/s/ Virginia O’Neal

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